Exhibit 99.1

[METASOLV LOGO]

Contacts:
Investor Relations	Media Relations
Glenn Etherington	Ed Bryson
Chief Financial Officer	Public Relations Manager
(972) 403-8501	(972) 543-5117
getherington@metasolv.com	ebryson@metasolv.com

METASOLV REPORTS SECOND QUARTER FINANCIAL RESULTS

PLANO, TEXAS, July 30, 2003 - MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for next-generation and traditional networks and services, today announced financial results for the second quarter ended June 30, 2003.

Revenues for the quarter were $21.8 million compared with $24.7 million for the second quarter of 2002. MetaSolv reported a net loss of $9.4 million, or $0.25 per share, compared with a loss of $4.0 million, or $0.11 per diluted share, for the second quarter last year. During the second quarter, the company elected to stop recording additional tax benefits and deferred tax assets related to tax loss carry-forwards, as the ultimate realization of those assets is not expected to begin for several years. The impact of this decision was a non-cash increase in the company’s net loss of $0.11 per share for both the quarter and six months ended June 30, 2003.

On a pro forma basis, the company’s second quarter net loss was $5.9 million, or $0.16 per share, compared to a pro forma loss of $2.3 million or $.06 per share for the second quarter last year. The impact of not recording an income tax benefit was a non-cash increase in the company’s pro forma net loss of $0.06 per share for both the second quarter and six months ended June 30, 2003. Pro forma results exclude amortization of intangible assets, purchased in-process research and development, restructuring costs, goodwill impairment, and related tax benefits (please see pages 5 and 6 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles).

“I am pleased to report quarter-to-quarter sequential revenue growth, and continued execution against our business objectives,” said Jim Janicki, MetaSolv’s Chairman. “We continue to make progress in a difficult environment in providing service fulfillment solutions for advanced mobile and IP-based services to key tier 1 service providers around the world. At the same time, we are maintaining a strong balance sheet and a conservative financial position.”

-MORE-

MSLV Announces Second Quarter Results

July 30, 2003

Highlights of MetaSolv’s second quarter results include:

•	Contract announcements of key tier-1 service provider wins around the world, including O2, Telus, BT Global and Nextel. Revenues from tier-1 service providers accounted for 66% of second quarter revenues, compared to 49% for the prior-year second quarter;

•	Increased international revenues, with approximately 58% of second quarter revenues from outside the United States, compared to 47% for the prior-year second quarter;

•	Further penetration of the wireless service provider market, which contributed approximately 18% of second quarter revenues, compared to 12% for the prior-year second quarter.

Curtis Holmes, MetaSolv CEO, added, “With our expanded product capabilities as a result of our acquisition of Orchestream in the first quarter, we are well positioned to support our customers as they introduce next-generation products and services.”

As previously announced, MetaSolv expanded its product portfolio in the first quarter by acquiring Orchestream Holdings plc based in London, England. As a result of the transaction, MetaSolv acquired an IP service activation solution that helps service providers meet growing demand for next-generation IP-based services, including VPNs, voice, video, security services, and wireless data services. The solution enables efficient management of large-scale IP and broadband networks by automating network configuration and service activation tasks. The proven multi-vendor solution is deployed at top tier global communications service providers in the U.S., Europe, Asia-Pacific.

“We are pleased with our progress during the second quarter in integrating our recent acquisition and in taking action to strengthen the product, streamline our operations, and consolidate our engineering organization,” Holmes added. “While the results of these efforts were not evident in the financial report for this quarter, we believe that we have made great strides in reducing our operating costs to achieve our goal of returning to positive cash flow in the second half of this year.”

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking Investor Relations, or by going to www.streetevents.com. Please visit the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and through the end of the business day on August 6, 2003, at (719) 457-0820 (confirmation number: 404612) and at the Web sites referenced above.

About MetaSolv

MetaSolv, Inc. (Nasdaq:MSLV) is a leading, global provider of comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s advanced operations support system (OSS) solutions integrate and automate key operational processes and functions, including service and subscriber provisioning, network resource management, network data collection, and service quality management. More than 170 global fixed-line and mobile operators – including

-MORE-

MSLV Announces Second Quarter Results

July 30, 2003

Nextel, BT, Vodafone, Cable & Wireless, T-Mobile, Brasil Telecom, Telstra, and others – use MetaSolv’s products and services to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas, with regional offices in Toronto, Ottawa, London, Sophia-Antipolis, France, Rio de Janeiro, and other key global cities. MetaSolv’s web site is www.metasolv.com.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2002, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; and limitations on the ability of customers to obtain adequate financing.

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$21,833	$24,736	$42,958	$46,598
Loss from operations	$(9,690)	$(6,876)	$(22,591)	$(21,978)
Net loss	$(9,406)	$(3,968)	$(19,258)	$(12,987)
Loss per share:
Basic and diluted	$(0.25)	$(0.11)	$(0.51)	$(0.35)
Weighted average shares outstanding:
Basic and diluted	38,105	37,615	38,022	37,549

Pro forma(1)
Net loss	$(5,924)	$(2,283)	$(9,308)	$(5,701)
Diluted loss per share	$(0.16)	$(0.06)	$(0.24)	$(0.15)

(1)	See page 6 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

-MORE-

MSLV Announces Second Quarter Results

July 30, 2003

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
License	$6,867	$8,050	$14,443	$15,076
Service	14,966	16,686	28,515	31,522

Total revenues	21,833	24,736	42,958	46,598

Cost of revenues:
License	348	163	882	319
Amortization of intangible assets	1,683	2,744	3,296	5,015
Service	8,445	8,216	16,736	15,307

Total cost of revenue	10,476	11,123	20,914	20,641

Gross profit	11,357	13,613	22,044	25,957

Operating expenses:
Research and development	8,477	8,806	16,303	18,457
Sales and marketing	7,217	8,163	13,335	15,302
General and administrative	3,554	3,520	8,004	7,329
Restructuring costs	1,658	—	2,985	2,787
In process R&D write-off	141	—	1,781	4,060
Goodwill impairment	—	—	2,227	—

Total operating expenses	21,047	20,489	44,635	47,935

Loss from operations	(9,690)	(6,876)	(22,591)	(21,978)
Interest and other income, net	300	479	602	994
Gain on investments	—	—	32	—

Loss before taxes	(9,390)	(6,397)	(21,957)	(20,984)
Income tax expense (benefit)	58	(2,429)	(2,421)	(7,997)
Minority interest	42	—	278	—

Net loss	$(9,406)	$(3,968)	$(19,258)	$(12,987)

Loss per share:
Basic and diluted	$(0.25)	$(0.11)	$(0.51)	$(0.35)
Weighted average shares outstanding:
Basic and diluted	38,105	37,615	38,022	37,549

-MORE-

MSLV Announces Second Quarter Results

July 30, 2003

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
License	$6,867	$8,050	$14,443	$15,076
Service	14,966	16,686	28,515	31,522

Total revenues	21,833	24,736	42,958	46,598

Cost of revenues:
License	348	163	882	319
Service	8,445	8,216	16,736	15,307

Total cost of revenue	8,793	8,379	17,618	15,626

Gross profit	13,040	16,357	25,340	30,972

Operating expenses:
Research and development	8,477	8,806	16,303	18,457
Sales and marketing	7,217	8,163	13,335	15,302
General and administrative	3,554	3,520	8,004	7,329

Total operating expenses	19,248	20,489	37,642	41,088

Loss from operations	(6,208)	(4,132)	(12,302)	(10,116)
Interest and other income, net	300	479	602	994

Loss before income taxes	(5,908)	(3,653)	(11,700)	(9,122)
Income tax expense (benefit)	58	(1,370)	(2,114)	(3,421)
Minority interest	42	—	278	—

Net loss	$(5,924)	$(2,283)	$(9,308)	$(5,701)

Loss per share:
Basic and diluted	$(0.16)	$(0.06)	$(0.24)	$(0.15)
Weighted average shares outstanding:
Basic and diluted	38,105	37,615	38,022	37,549

-MORE-

MSLV Announces Second Quarter Results

July 30, 2003

METASOLV, INC.

RECONCILIATION OF NET LOSS AND PRO FORMA NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net loss as reported under Generally Accepted Accounting Principles	$(9,406)	$(3,968)	$(19,258)	$(12,987)

Amortization of intangible assets	1,683	2,744	3,296	5,015
Restructuring costs	1,658	—	2,985	2,787
In process R&D write-off	141	—	1,781	4,060
Goodwill impairment	—	—	2,227	—
Gain on investments	—	—	(32)	—
Tax benefit	—	(1,059)	(307)	(4,576)

Pro forma net loss	$(5,924)	$(2,283)	$(9,308)	$(5,701)

The company’s pro forma results should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to MetaSolv’s pro forma results, as defined.

-MORE-

MSLV Announces Second Quarter Results

July 30, 2003

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,273	$28,113
Restricted cash	—	12,666
Marketable securities	31,974	30,001
Trade accounts receivable, less allowance for doubtful accounts of $3,237 in 2003 and $3,825 in 2002	17,006	17,025
Unbilled receivables	2,104	1,738
Prepaid expenses	4,805	5,119
Deferred tax assets	4,366	5,943
Other current assets	4,662	4,666

Total current assets	83,190	105,271
Property and equipment, net	16,212	16,185
Intangible assets	9,575	6,127
Deferred tax assets and other assets	13,083	10,786

Total assets	$122,060	$138,369

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,032	$7,251
Accrued expenses	26,040	22,780
Deferred revenue	10,765	9,317

Total current liabilities	41,837	39,348
Deferred income taxes	—	—
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 38,254,290 in 2003, and 37,939,738 in 2002	191	190
Additional paid-in capital	144,685	144,388
Deferred compensation	(26)	(66)
Accumulated other comprehensive income	160	38
Retained earnings	(64,787)	(45,529)

Total stockholders’ equity	80,223	99,021

Total liabilities and stockholders’ equity	$122,060	$138,369

###